Exhibit 99.1

FOR IMMEDIATE RELEASE

December 16, 2022

Peter Poli

Chief Financial Officer

peter.poli@trackgrp.com

Track Group Reports Fiscal 2022 Financial Results

NAPERVILLE, ILLINOIS – Track Group, Inc. (OTCQX: TRCK), a global leader in offender tracking and monitoring services, today announced financial results for its fiscal year ended September 30, 2022 (“FY22”). In FY22, the Company posted (i) total revenue of $37.0 Million (“M”), a decrease of approximately 7% over total revenue of $39.7M for the year ended September 30, 2021 (“FY21”); (ii) FY22 operating loss of ($2.1M) compared to FY21 operating income of $4.7M; and (iii) net loss attributable to common shareholders of ($7.4M) in FY22 compared to net income attributable to common shareholders of $3.4M in FY21.

“The fiscal year ended September 30, 2022 was challenging given supply chain constraints and reinvestment in our infrastructure caused by the phase out of 3G networks in the U.S. and our results reflect both.  However, due to the adaptive strategies deployed early in the fiscal year, by early September 2022, we were able to resume manufacturing new devices toward targeted, pre-pandemic volumes. As a result, we have commenced implementation of new programs and are confident in our ability to support the expected growth from our customers in FY23. Consequently, we look forward to much improved results in the coming year,” said Derek Cassell, Track Group’s CEO.

FINANCIAL HIGHLIGHTS

●

Total FY22 revenue of $37.0M was down 7% compared to FY21 revenue of $39.7M.  The drop in revenue was caused by the limitations on manufacturing new devices, less activity at customers in the U.S. and Bahamas offset by increases in revenue for customers in Chile and Saudi Arabia.

●

Gross profit of $17.4M in FY22 was down approximately 18% compared to FY21 gross profit of $21.1M due to over $0.8M increase in depreciation and amortization costs associated with implementation of the new software platform as well as higher  server costs and communication costs offset by lower lost, stolen and damaged device expenses.

●

Operating loss in FY22 of ($2.1M) compared to operating income of $4.7M in FY21.  Approximately 80% of the total change to the loss in FY22 is attributable to the decline in gross profit and the impairment charge of $1.7M associated with the discontinuance of two product lines.

●

Adjusted EBITDA for FY22 of $6.6M, compared to $10.3M for FY21 due to the drop in revenue, gross profit and the increase in certain operating expenses. Adjusted EBITDA in FY22 as a percentage of revenue declined to 18.0%, compared to 25.9% for FY21 for the same reasons.

●

Cash balance of $5.3M for FY22, compared to $8.4M for FY21.  The change in cash position was due to a drop in net cash provided by operating activities and the absence of new loans in FY22 offset by a decline in capital expenditures or the cash used in investing activities.

●	Net loss attributable to shareholders in FY22 was ($7.4M) compared to net income of $3.4M in FY21, a change principally attributable to the changes in the Company’s operating performance.

Business Outlook

Despite the short-term challenges created by supply chain delays, the Coronavirus and the phase out of 3G communication networks in the U.S., Track Group remains confident that our continued focus on strategic adaptation, and growth, which evidenced success in FY21, will allow us to be well-positioned for a return to growth in FY23.  As a result, the Company’s preliminary outlook for FY23 is as follows:

	Actual		Outlook
	FY 2021	FY 2022	FY 2023
Revenue:	$39.7M	$37.0M	$38-41M

Adjusted EBITDA Margin:	25.9%	18.0%	19-21%

About Track Group, Inc.

Track Group designs, manufactures, and markets location tracking devices; as well as develops and sells a variety of related software, services, and accessories, networking solutions, and monitoring applications. The Company's products and services are designed to empower professionals in security, law enforcement, corrections, and rehabilitation organizations worldwide with single-sourced offender management solutions that integrate reliable intervention technologies to support re-socialization and monitoring initiatives.

The Company currently trades under the ticker symbol "TRCK" on the OTCQX exchange. For more information, visit www.trackgrp.com.

Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Track Group, Inc., and subsidiaries ("Track Group") are intended to identify such forward-looking statements. These statements are only predictions and reflect Track Group's current beliefs and expectations with respect to future events and are based on assumptions and subject to risks and uncertainties and subject to change at any time. Track Group may from time-to-time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. For a discussion of such risks and uncertainties, see "Risk Factors" in Track Group's annual report on Form 10-K, its quarterly report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. New risks emerge from time to time. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Non-GAAP Financial Measures

This release includes financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission including non-GAAP EBITDA. These measures may be different from non- GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. Reconciliations of these non-GAAP financial measures are based on the financial figures for the respective period.

Non-GAAP Adjusted EBITDA excludes items included but not limited to interest, taxes, depreciation, amortization, impairment charges, gains and losses, currency effects, one-time charges or benefits that are not indicative of operations, charges to consolidate, integrate or consider recently acquired businesses, costs of closing facilities, stock based or other non-cash compensation or other stated cash and non-cash charges (the “Adjustments”).

The Company believes the non-GAAP measures provide useful information to both management and investors when factoring in the Adjustments. Specific disclosure regarding the Company’s financial results, including management’s analysis of results from operations and financial condition, are contained in the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2022, and other reports filed with the Securities and Exchange Commission. Investors are encouraged to carefully read and consider such disclosure and analysis contained in the Company’s Form 10-K and other reports, including the risk factors contained in such Form 10-K.

TRACK GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2022 AND 2021

	September 30,	September 30,
Assets	2022	2021
Current assets:
Cash	$5,311,104	$8,421,162
Accounts receivable, net of allowance for doubtful accounts of $102,570 and $91,262, respectively	6,236,555	7,163,615
Prepaid expense and deposits	769,006	998,589
Inventory, net of reserves of $0 and $0, respectively	1,053,245	305,210
Other current assets	284,426	-
Total current assets	13,654,336	16,888,576
Property and equipment, net of accumulated depreciation of $1,829,588 and $2,615,967, respectively	170,329	202,226
Monitoring equipment, net of accumulated depreciation of $5,950,639 and $5,977,093, respectively	3,624,101	3,068,100
Intangible assets, net of accumulated amortization of $14,804,269 and $17,607,457, respectively	15,661,417	20,434,143
Goodwill	8,061,002	8,519,998
Deferred tax asset	-	101,159
Other assets	3,509,655	4,309,040
Total assets	$44,680,840	$53,523,242

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,858,915	$2,821,982
Accrued liabilities	3,042,443	4,350,030
Current portion of long-term debt	456,681	526,134
Total current liabilities	6,358,039	7,698,146
Long-term debt, net of current portion	42,979,243	43,452,216
Long-term liabilities	398,285	3,650
Total liabilities	49,735,567	51,154,012

Commitments and contingencies (Note 12)

Stockholders’ equity (deficit):
Common stock, $0.0001 par value: 30,000,000 shares authorized; 11,863,758 and 11,524,978 shares outstanding, respectively	1,186	1,152
Series A Convertible Preferred stock, $0.0001 par value: 1,200,000 shares authorized; 0 shares outstanding	-	-
Paid in capital	302,437,593	302,250,954
Accumulated deficit	(306,218,889)	(298,828,527)
Accumulated other comprehensive loss	(1,274,617)	(1,054,349)
Total equity (deficit)	(5,054,727)	2,369,230
Total liabilities and stockholders’ equity (deficit)	$44,680,840	$53,523,242

TRACK GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME/(LOSS)

FOR THE FISCAL YEARS ENDED SEPTEMBER 30, 2022 AND 2021

	2022	2021
Revenue:
Monitoring and other related services	$35,768,090	$39,179,699
Product sales and other	1,200,409	481,626
Total revenue	36,968,499	39,661,325

Cost of revenue:
Monitoring, products and other related services	16,377,573	16,151,644
Depreciation and amortization	3,237,970	2,402,367
Total cost of revenue	19,615,543	18,554,011

Gross profit	17,352,956	21,107,314

Operating expense:
General & administrative	12,462,931	10,232,116
Selling & marketing	2,993,749	2,716,283
Research & development	2,432,448	1,548,527
Depreciation & amortization	1,563,729	1,896,481
Total operating expense	19,452,857	16,393,407

Operating income (loss)	(2,099,901)	4,713,907

Other income (expense):
Interest income	162,975	21,573
Interest expense	(1,991,302)	(2,192,108)
Currency exchange rate gain (loss)	(1,619,018)	615,361
Other income/(expense), net	(959,628)	1,000,782
Total other income (expense)	(4,406,973)	(554,392)
Net income (loss) before income taxes	(6,506,874)	4,159,515
Income tax expense	883,488	717,109
Net income (loss) attributable to common stockholders	(7,390,362)	3,442,406
Foreign currency translation adjustments	(220,268)	(133,276)
Comprehensive income (loss)	$(7,610,630)	$3,309,130
Net income (loss) per share – basic
Net income (loss) per common share	$(0.64)	$0.30
Weighted average common shares outstanding	11,634,449	11,450,269

Net income (loss) per share – diluted:
Net income (loss) per common share	$(0.64)	$0.29
Weighted average common shares outstanding	11,634,449	12,036,577

TRACK GROUP, INC. AND SUBSIDIARIES

NON-GAAP ADJUSTED EBITDA SEPTEMBER 30 (UNAUDITED)

(amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2022	2021	2022	2021

Non-GAAP Adjusted EBITDA
Net income (loss) attributable to common shareholders	$(3,932)	$(1,264)	$(7,390)	$3,442
Interest expense, net	438	497	1,828	2,171
Depreciation and amortization	1,104	1,288	4,802	4,299
Income taxes (1)	163	581	883	717
Board compensation and stock-based compensation	189	75	508	300
Foreign exchange expense (gain)	1,159	519	1,619	(615)
Settlement of litigation	-	-	1,600	-
Gain on forgiveness of accrued vendor expenses	-	-	(633)	-
Impairment of intangible assets	1,729	-	1,729	-
Gain on settlement of note payable	-	-	-	(1,001)
Other charges, net (2)	529	263	1,699	972
Non GAAP Adjusted EBITDA	$1,379	$1,959	$6,645	$10,285
Non GAAP Adjusted EBITDA, percent of revenue	15.5%	19.3%	18.0%	25.9%

Non-GAAP earnings per share - Basic
Weighted average common shares outstanding	11,863,758	11,490,804	11,643,449	11,450,269
Non-GAAP earnings per share	$0.12	$0.17	$0.57	$0.90

Non-GAAP earnings per share - Diluted
Weighted average common shares outstanding	11,863,758	11,991,766	11,663,449	12,036,577
Non-GAAP earnings per share	$0.12	$0.16	$0.57	$0.85

(1)

Currently, the Company has significant U.S. tax loss carryforwards that may be used to offset future taxable income, subject to IRS limitations. However, the Company is still subject to certain state, commonwealth, and other foreign based taxes.

(2)	Other charges may include gains or losses and non-recurring accrual adjustments.